Eversheds Sutherland (US) LLP 700 Sixth Street, NW, Suite 700 Washington, DC 20001-3980 D: +1 202.220.8412 F: +1 202.637.3593 ericsimanek@ eversheds-sutherland.us

December 22, 2022

VIA EDGAR

Kelly Strategic ETF Trust
7887 East Belleview Avenue, Suite 1100
Denver, Colorado 80111

Re:	Kelly Strategic ETF Trust (the “Trust”) File Nos. 333-258490 and 811-23723 Post-Effective Amendment No. 5
Ladies and Gentlemen:
We hereby consent to the reference to our name under the captions “Legal Counsel” in each Prospectus and Statement of Additional Information filed as part of Post-Effective Amendment No. 5 to the Trust’s Registration Statement on Form N-1A with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Sincerely,

/s/ Eric Simanek

Eric Simanek

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